UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) March 13, 2012

UNIVEST TECH, INC.
Exact name of Registrant as Specified in its Charter

Colorado	000-54171	26-1381565
(State or Other Jurisdiction	(Commission File	(IRS Employer Identification
of Incorporation)	Number )	Number)

11805 E. Fair Ave,
Greenwood Village, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (970)-405-3105

Not Applicable
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 13, 2012, Univest Tech, Inc. accepted the resignation of Patrick Womack from all officer and director positions with the Company.  There is no known disagreement between Patrick Womach and Univest Tech, Inc. on any matter relating to the operations, policies, or practices of Univest Tech, Inc.

Effective March 13, 2012, Jairon Edgardo Castillo was elected as the sole Board Member and was also elected to serve as Chief Executive Officer and President of Univest Tech, Inc.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 13, 2012, pursuant to a vote by its Board of Directors, Univest Tech, Inc. has changed its fiscal year end from October 31st to December 31st.  Such change will be evidenced in the 10-K to be filed by Univest Tech, Inc. for the year end December 31st, 2011.

Item 8.01 Other Events.

Effective March 13, 2012, Univest Tech, Inc. has retained the following SEC Counsel:

Bart and Associates, LLC
1357 S. Quintero Way
Aurora, CO 80017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNIVEST TECH, INC.

Dated: March 13, 2012	/s/	Jairon Edgardo Castillo

Jairon Edgardo Castillo
Sole Director
Chief Executive Officer